                                 EXHIBIT 23.2


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Patriot American Hospitality, Inc. 1995 Incentive Plan and Non-Employee Directors' Incentive Plan of our reports (a) dated January 31, 1996 (except for Note 13, as to which the date is March 4, 1996) with respect to the consolidated financial statements and financial statement schedules of Patriot American Hospitality, Inc. included in its Annual Report on Form 10-K for the period ended December 31, 1995, (b) dated February 16, 1996, with respect to the combined financial statements of the Initial Hotels included in Patriot American Hospitality, Inc.'s Annual Report on Form 10-K for the period ended December 31, 1995, (c) dated March 5, 1996, with respect to the financial statements and financial statement schedule of Buckhead Hospitality Joint Venture included in the Current Report on Form 8-K/A No. 1 of Patriot American Hospitality, Inc. dated April 2, 1996, (d) dated March 1, 1996 (except for Note 7, as to which the date is April 2, 1996) with respect to the combined financial statements and financial statement schedule of Gateway Hotel Limited Partnership and Wenatchee Hotel Limited Partnership included in the Current Report on Form 8-K/A No. 1 of Patriot American Hospitality, Inc. dated April 2, 1996, (e) dated February 28, 1996 (except for Note 5, as to which the date is April 2, 1996) with respect to the Statement of Direct Revenue and Direct Operating Expenses of Plaza Park Suites Hotels included in the Current Report on Form 8-K/A No. 1 of Patriot American Hospitality, Inc. dated April 2, 1996, and (f) dated February 26, 1996 (except for Note 5, as to which the date is April 2, 1996) with respect to the Statement of Direct Revenues and Direct Operating Expenses of Roosevelt Hotel included in the Current Report on Form 8-K/A No. 1 of Patriot American Hospitality, Inc. dated April 2, 1996, all filed with the Securities and Exchange Commission.



                                       ERNST & YOUNG LLP

Dallas, Texas
August 14, 1996